Exhibit 10.4

BUSINESS FINANCING MODIFICATION AGREEMENT
(Second Amendment to Business Financing Agreement)

This Business Financing Modification Agreement (this “Modification Agreement”) is entered into as of September 27, 2018, by and between Biolase, Inc., a Delaware corporation (“Parent”), BL Acquisition Corp., a Delaware corporation (“BL Acquisition”), and BL Acquisition II Inc., a Delaware corporation (“BL Acquisition II” and together with  Parent and BL Acquisition,  individually and collectively, jointly and severally, “Borrower”) and Western Alliance Bank, an Arizona corporation (“Lender”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March 6, 2018, by and between Borrower and Lender, as the same has been and may be further amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Business Financing Agreement:

i.Section 1.1: Advances. The last two sentences of Section 1.1 are amended in their entirety and replaced with the following:

By no later than September 28, 2018, Borrower shall either (a) repay the First Amendment Advance in full. together with all accrued unpaid interest thereon, or (b) execute and deliver to Lender such documents, in form and substance satisfactory to Lender, as Lender requests to transfer this Agreement, and all of Borrower's Obligations hereunder, to Lender's Capital Finance Division (the “Loan Transfer”).  For clarification, Borrower's failure to satisfy either clause (a) or (b) in the prior sentence on or prior to September 28, 2018, shall be deemed an immediate Event of Default hereunder.   During such period, no additional Advances shall be available hereunder.

ii.Section 1.4: Collections. The first sentence of Section l.4(b) is amended in its entirety and replaced with the following:

Lender shall (i) when Borrower's Remaining Months Liquidity is less than six (6), apply the Collections deposited into the Collection Accounts to  the outstanding Account Balance on  a  daily basis, and (ii)  when Borrower's Remaining Months Liquidity is equal to or greater than six (6), transfer all Collections deposited into the Collection Accounts to Borrower's Account on a daily basis; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine.

iii.Section 4.14.   Section 4.14(g) and (h) are amended in their entireties and replaced with the following:

(g)        Within 5 business days after the 15th and last day of each calendar month (or within 5 business days after the last day of each calendar month when Borrower's Remaining  Months Liquidity  is equal  to or greater  than nine (9)), and with each request for an Advance (when submitted with a request for an Advance, these must be dated within 3 business days of such Advance), (i) a roll forward domestic  borrowing base certificate, in form and substance satisfactory to Lender, setting forth Domestic Eligible Receivables and Receivable Amounts thereof  as  of  the  last  day  of  the  preceding  reporting  period,  and (ii) a  roll forward EXIM borrowing  base certificate, in form and substance satisfactory to Lender,  setting   forth  EXIM  Eligible  Receivables   and  Receivable  Amounts thereof as of the last day of the preceding reporting period.

(h)       Within  5 business  days after  the  15th and  last day of  each calendar month (or within 5 business days after the last day of each calendar month when Borrower's Remaining  Months Liquidity  is equal to or greater  than nine (9)), and with each request for an Advance (when submitted with a request for an Advance, these must be dated within 3 business days of such Advance), detailed agings of Borrower's accounts receivable and accounts payable by invoice date and detailed agings of Borrower's accounts receivable and accounts payable by due date, in each case, separating domestic receivables  and EXIM receivables, together  with  a  sales  or  billings  journal,  a  deferred  revenue  report, a  cash receipts report and such other matters as Lender may request

iv. Section 4.14.  The second sentence of Section 4.14(a) is amended in its entirety and replaced with the following:

The statements shall be prepared on a consolidated and a consolidating basis.

v. Section  4.14.    A new Section 4.14(k) is added to the  Business  Financing Agreement as follows:

(k)        Within 3 business days of each Friday until the earlier of (i) Borrower's achievement   of  the  Capital  Raise  Milestone  or  (ii)  Borrower's   delivery  to Lender  of evidence satisfactory  to Lender that Borrower  has achieved EBDAS equal to or greater than One Dollar ($1.00), a weekly cash flow forecast in form and substance satisfactory to Lender.

vi.Section  4.15.    Section  4.15  is amended  in its entirety  and  replaced  with the following:

4.15        Maintain   all  of  its  and  its  domestic   Subsidiaries'  depository  and operating  accounts and investment accounts with Lender.  Borrower will utilize and cause its Subsidiaries  to utilize Lender's International Banking Division for any  international   banking  services  required  by  Borrower,  including,  but  not limited to, foreign currency wires, foreign exchange, hedges, swaps, and letters of credit.

vii. Section  4.20.    Section  4.20  is amended  in its entirety  and replaced  with the following:

4.20        At all times, maintain Borrower's financial condition as follows in accordance with GAAP and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)	Adjusted Quick Ratio, tested as of the end of each month, not at any time less than 0.70 to 1.00.

(b)	Unrestricted cash on deposit with Lender not at any time less than $750,000.

(c)

Borrower shall deliver to Lender, by no later than October 15, 2018, a signed term sheet for not less than $5,000,000 in cash proceeds  from  the  sale  or  issuance of  Borrower's  equity securities or Subordinated Debt on terms and conditions, and from  investors,  satisfactory  to  Lender  in   its  reasonable discretion.

(d)

Borrower shall receive cash proceeds, after the Second Amendment Date but on or prior to November 15, 2018, of not less than $5,000,000 from the sale or issuance of Borrower's  equity securities or Subordinated Debt on terms and conditions, and from investors, satisfactory to Lender in its reasonable discretion (the “Capital Raise Milestone”).

viii.Section 12.1: Definitions.   Clause (o) of the defined term “Domestic Eligible Receivables” in Section 12.1 is amended in its entirety and replaced with the following:

(o)        The Receivable is not that portion of Receivables due from an Account Debtor which is in excess of twenty percent (20%) (thirty percent (30%) for finance and distribution companies and forty percent (40%) for Dental One Partners, Highland Capital and Henry Schein) of Borrower's aggregate dollar amount of all outstanding Receivables.

ix.Section 12.1: Definitions.  Notwithstanding anything in the Business Financing Agreement to the contrary, the defined term “EXIM Eligible Receivables” set forth in Section 12.1 shall not include Receivables owing from an Account Debtor as to which thirty-five percent (35%)  or more of the aggregate dollar amount of  all outstanding Receivables owing from such Account Debtor have not been paid within 60 days from invoice due date.

x.Section 12.1: Definitions.  The following terms and their respective definitions set forth in Section 12.1 are amended in their entireties and replaced with the following:

“Adjusted Quick Ratio” means (i) the aggregate of unrestricted global cash and Cash Equivalents plus net trade accounts receivable (net of  any reserve for uncollectable accounts and excluding any receivables from affiliates, whether trade or otherwise) divided by (ii) (a) total current liabilities determined in accordance with GAAP (including all Obligations to  Lender) minus (b) the current portion of Deferred Revenue.

“Credit Limit”  means  $2,500,000,  which is  intended to  be  the  maximum amount of Advances at any time outstanding.

“Domestic Credit  Limit” means $2,500,000, which is intended to be the maximum  amount  of  Advances  at  any  time  outstanding  with  respect  to Domestic Eligible Receivables.

“Domestic Facility Fee” means a fee equal to one-half of one percent (0.50%) of the Domestic Credit Limit due upon March 6, 2019, and each anniversary thereof so long as any Advances are outstanding or available hereunder.

“EXIM Credit Limit” means $2,500,000, which is intended to be the maximum amount of Advances at any time outstanding  with respect to EXIM Eligible Receivables.

“Finance Charge  Percentage” means a floating rate per year equal to (i)  the Prime Rate plus two and one-quarter  percentage points (2.25%) with respect to Advances made under the Domestic Line of Credit, and (ii) the Prime Rate plus two and one-quarter  percentage  points (2.25%)  with respect to Advances made under  the  EXIM  Line  of  Credit,  and,  in  each  case,  plus  an  additional  five percentage  points  (5.00%)  during  any  period  that  an  Event  of  Default  has occurred and is continuing.

“Prime Rate” means the greater of five percent (5.00%) per year or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal,  or such other  rate of interest  publicly announced  from time to time by Lender  as its Prime Rate.   Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

xi. Section 12.1: Definitions.   The following  terms and their respective definitions are added to Section 12.1, in appropriate alphabetical order, as follows:

“Availability Amount” means the lesser of (a) (i) the lesser of (A) the Credit Limit and (B) the Borrowing Base, minus (ii) the total amount of the outstanding Advances   (including   deemed   Advances   with   respect   to   the  International Sublimit  and the total amount  of the Cash Management  Sublimit), and (b) the sum of (i) (A) the lesser of (1) the Domestic Credit Limit and (2) the Domestic Borrowing  Base, minus (B) the total amount of the outstanding Advances with respect  to  Domestic  Eligible  Receivables   (including  deemed  Advances  with respect   to  the   International   Sublimit   and   the  total   amount  of  the  Cash Management Sublimit), plus (ii) (A) the lesser of (1) the EXIM Credit Limit and (2) the EXIM  Borrowing  Base, minus (B) the total amount of the outstanding Advances with respect to EXIM Eligible Receivables.

“Cash Burn” means,  for any  month,  Borrower's net  income for such month plus, to the extent deducted in the calculation of net income, depreciate expense, amortization expense, and non cash stock compensation expense.

“EBDAS” means Borrower's net income plus, to the extent deducted from the calculation  of  net  income, (i)  depreciation  and amortization  expense, and (ii) stock  compensation   expense,   in  each  case  determined  in  accordance  with GAAP.

“Remaining Months Liquidity” means the ratio of (a) the aggregate amount of unrestricted cash maintained with Lender plus the Availability Amount to (b) Borrower's average  monthly Cash Bum  for the trailing three (3) months most recently ended.

“Second Amendment Date” is September 27, 2018.

xii.Exhibit  A:  Compliance   Certificate. Exhibit  A  to  the  Business  Financing Agreement is amended in its entirety and replaced with Exhibit A attached hereto.

B.	Acknowledgements.

i.Lender hereby  acknowledges that,  as  of  the  date  of  this  Modification Agreement, Borrower has closed its accounts maintained with Comerica Bank.

ii.Lender hereby acknowledges that Borrower has completed the Subsidiary Dissolution and therefore has completed the requirement set forth in Section 4.18 of the Business Financing Agreement.

3.CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.PAYMENT OF MODIFICATION FEE AND DOCUMENTATION EXPENSES. Borrower shall pay to Lender (a) a modification fee in the amount of Five Thousand Dollars ($5,000) (the “Modification Fee”), plus (b) all of Lender's out-of-pocket expenses incurred in connection with the amendment and modification of the Business Financing Agreement (the “Modification Expenses”).

5.NO DEFENSES OF BORROWER/GENERAL RELEASE.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Borrower (“Releasing Party”) acknowledges that Lender would not enter into this Modification Agreement  without Releasing Party's assurance that it has no claims against Lender or any of Lender's officers, directors, employees or agents.  Except for the obligations arising hereafter under this Modification  Agreement, Releasing Party releases Lender, and each of Lender's and entity's officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Business Financing Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A  GENERAL RELEASE  DOES  NOT  EXTEND TO  CLAIMS  WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification Agreement and the Business Financing Agreement, and/or Lender's actions to exercise any remedy available under the Business Financing Agreement or otherwise.

6.CONTINUING  VALIDITY.  Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Modification Agreement. The terms of this paragraph apply not only to this Modification  Agreement,  but also to any subsequent business financing modification agreements.

7.CONDITIONS.  The effectiveness of this Modification Agreement is conditioned upon (a) the due execution and delivery to Lender of a warrant to purchase stock in form and substance satisfactory to Lender, (b) the completion of a Collateral audit with results satisfactory to Lender in its sole discretion, and (c) payment of the Modification Fee and the Modification Expenses.

8.TERMINATION  OF WARRANT.  Upon the effectiveness  of this Modification  Agreement, including, without limitation, the completion of the items set forth in Section 7 above, that certain Warrant to Purchase Stock, dated as of March 6, 2018, between Borrower and Lender, shall be deemed to be terminated and of no further force or effect.

9.NOTICE OF FINAL AGREEMENT. BY  SIGNING THIS  DOCUMENT EACH PARTY REPRESENTS AND AGREES TI:IAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE  PARTIES, AND  (C)  THIS  WRITTEN AGREEMENT MAY  NOT  BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

10.COUNTERSIGNATURE. This Modification Agreement shall become effective only when executed by Lender and Borrower.

(Signature Page Follows]

BORROWER:		LENDER:

BIOLASE, INC.		WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By:	/s/ John R. Beaver	By:
Name:	John R. Beaver	Name:
Title:	EVP & CFO	Title:
9/28/18

BL ACQUISITION CORP.

By:	/s/ John R. Beaver
Name:	John R. Beaver
Title:	EVP & CFO
9/28/18

BL ACQUISITION II INC.

By:	/s/ John R. Beaver
Name:	John R. Beaver
Title:	EVP & CFO
9/28/18

BORROWER:	LENDER:

BIOLASE, INC.	WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By:	By:	/s/ Victor Le
Name:	Name:	Victor Le
Title:	Title:	SVP

BL ACQUISITION CORP.

By:
Name:
Title:

BL ACQUISITION II INC.

By:
Name:
Title:

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”)

FROM:

BIOLASE, INC. (“Parent”), BL ACQUISITION CORP. (“BL Acquisition”), and BL ACQUISITION II INC. (“BL Acquisition II”, and together with Parent and BL Acquisition, individually and collectively, jointly and severally, “Borrower”)

The undersigned authorized officer of Biolase, Inc., on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement), (i) Borrower is in complete compliance for the period ending                             with all required covenants except as noted below  and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please Indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements and Compliance Certificate	Monthly within 30 days		Yes No

Annual corporate tax returns	Within 5 days of filing		Yes No

10-Q, 1O-K and 8-K	Within 5 days of filing		Yes No

A/R & A/P Agings (by invoice date and due date), Borrowing Base Certificates, Deferred Revenue report, Sales or billings journal, Cash receipts report	Within 5 business days of the 15th and last day of each month (or monthly within 5 business days if RML ≥ 9) and with each Advance request		Yes No

Annual financial projections (Board-approved)	FYE within 30 days		Yes No

Quarterly invoice sampling	Quarterly within 30 days		Yes No

Weekly cash flow forecast	Within 3 business days of each Friday		Yes No

Financial Covenant	Required	Actual	Complies

Adjusted Quick Ratio	0.70:1.0	:1.00	Yes No

Unrestricted cash at Lender	$750,000	$	Yes No

Term Sheet Milestone (for $5,000,000 in proceeds)	10/15/18	/ /	Yes No

Capital Raise Milestone (by 11/15/18)	$5,000,000	$	Yes No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER
Date:
SIGNATURE
Verified:
TITLE		AUTHORIZED SIGNER
Date:
DATE
	Compliance Status		Yes No